                                                                   EXHIBIT 10.3

                              Rexene Corporation
                            Supplemental Executive
                                Retirement Plan


                          Effective:  October 1, 1994

                              Rexene Corporation
                            Supplemental Executive
                               RETIREMENT PLAN

                               TABLE OF CONTENTS

                                                                       PAGE NO.
                                                                       --------
PREAMBLE                                                                     1

ARTICLE I         Purpose and Definitions..................................  1

                  1.1   Purpose............................................  1
                  1.2   Definitions........................................  1
                  1.3   Construction.......................................  4

ARTICLE II        Participation Requirements...............................  5

                  2.1   When Participation Begins..........................  5

ARTICLE III       Service Credit...........................................  6

                  3.1   Vesting Service....................................  6
                  3.2   Credited Service...................................  6
                  3.3   Committee Authority to Grant Prior Service Credit..  7
                  3.4   Total and Permanent Disability.....................  7

ARTICLE IV        Sources of Funds for Payment of Benefits.................  9

                  4.1   Amounts Provided by the Employer...................  9
                  4.2   Change in Control..................................  9

ARTICLE V         Requirements for Pension Benefits and Amounts Thereof.... 11

                  5.1   Requirements for Pension........................... 11
                  5.2   Amount of Pension.................................. 11
                  5.3   Change in Control.................................. 12
                  5.4   Minimum Benefit for Executive Security Plan
                        Participants....................................... 13
                  5.5   Suspension of Payments During Employment........... 13



                                     (i)

ARTICLE VI        Forms of Payment......................................... 15

                  6.1   Joint and Fifty Percent (50%) Survivor Pension..... 15

ARTICLE VII       Other Death Benefits..................................... 16

                  7.1   Spouse's Pension................................... 16

ARTICLE VIII      Administration........................................... 18

                  8.1   Appointment of Committee........................... 18
                  8.2   Committee Powers and Duties........................ 18
                  8.3   Claims Procedure................................... 18

ARTICLE IX        Miscellaneous Provisions................................. 20

                  9.1   Amendment and Termination.......................... 20
                  9.2   Nonguarantee of Employment......................... 20
                  9.3   Nonalienation of Benefits.......................... 21
                  9.4   Liability.......................................... 21
                  9.5   Withholding Tax.................................... 21
                  9.6   Applicable Law..................................... 22


                                     (ii)

                                  ARTICLE I

                           PURPOSE AND DEFINITIONS

      1.1 PURPOSE: The purpose of this Plan is to provide supplemental retirement and survivor benefits for a certain select group of management or highly compensated employees, as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      1.2 DEFINITIONS: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

      (a) ACCRUED PENSION: The Pension determined under the Plan expressed in the form of a monthly benefit commencing at Normal Retirement Date (or date of determination in the case of retirement after Normal Retirement Date), which a Participant has accrued at any time under the provisions of the Plan, regardless of his vested status, determined as if he had then terminated employment or, if earlier, as of his actual date of termination of employment.

      (b) BOARD OF DIRECTORS OR BOARD: The Board of Directors of Rexene Corporation ("Rexene").

      (c) AVERAGE MONTHLY COMPENSATION: The result obtained by dividing the total Compensation paid to an Employee during a considered period by the number of months in the considered period. The considered period shall be the three
(3) consecutive calendar years Compensation was the highest within the last ten
(10) calendar years ending prior to the Employee's termination of employment during each of which the Employee received Compensation for the full twelve (12) months. In the event the Employee has fewer than ten (10) but more than three
(3) of such full calendar years, such lesser number shall be substituted for ten
(10). In the event the Employee has fewer than three (3) of such full calendar years, the considered period shall be the number of such years that he does have. Any calendar year during which no Compensation was paid to the Employee shall be disregarded for purposes of the above calculation. In the event an Employee is determined to be "totally and permanent disabled" in accordance with
Section 3.4 of this Plan and remains in such capacity until the date Pension payments are to commence hereunder or the date of his death, such Employee's Average Monthly Compensation for purposes of calculating his Pension shall be his Average Monthly Compensation determined at the time of his termination of employment on account of total and permanent disability.

      (d)  CAUSE:  Any of the following:

            (i) conduct involving moral turpitude or fraud, regardless of the context, which conduct shall be conclusively presumed if the Participant is convicted of or enters a plea of NOLO CONTENDERE or similar plea as to a crime involving moral turpitude or fraud,

            (ii) repeated intoxication by alcohol or drugs during the performance of the Participant's duties as an Employee;

            (iii) malfeasance in the conduct of the Participant's duties as an Employee, including misuse or diversion of the Employer's funds, embezzlement or willful and material misrepresentations or concealments on any reports submitted to the Employer,

            (iv) repeated material failure by the Participant to perform his or her duties as an Employee, or

            (v) material failure to follow or comply with the reasonable and lawful directives of the Board of Directors or the written policies of the Employer.

      (e) CHANGE IN CONTROL: A "Change in Control" shall mean any one of the following:

            (i) Continuing Directors no longer constitute at least two-thirds of the Directors constituting the Board (the term "Continuing Directors" being used as defined below);

            (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of Rexene's then outstanding common stock or 20% or more of the voting power of Rexene's then outstanding securities entitled generally to vote for the election of Directors;

            (iii) the occurrence of or the approval by Rexene's stockholders of the merger or consolidation of Rexene with any other corporation, the sale of any substantial portion of the assets of Rexene or the liquidation or dissolution of Rexene unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute at least two-thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation; or

            (iv) at least a majority of the Continuing Directors in office immediately prior to any other action taken or proposed to be taken by Rexene's stockholders or by the Board determines that such action constitutes, or that such proposed action, if taken, would constitute, a Change in Control and such action is taken.

For this purpose, "Continuing Director" shall mean any person who is a member of the Board of Directors on the Effective Date or any person who subsequently becomes a member of the Board of Directors if such person's initial nomination for election or an initial election to the Board of Directors is recommended or approved by the Board of Directors (at a time when at least two-thirds of the directors then serving are "Continuing Directors").

      (f) CODE: The Internal Revenue Code of 1986, as amended from time to time.

      (g)  COMMITTEE:  The committee appointed in accordance with
Article VIII.

      (h) COMPENSATION: The total base salary paid to an Employee for a calendar year by the Employer for personal services. For purposes of determining an Employee's Compensation, any election by such Employee to reduce his cash base salary under Code Section 125 or 401(k) shall be treated as if the Employee did not make such election.

      (i) CONSTRUCTIVE TERMINATION: Any involuntary separation from employment after a Change in Control, or if a Participant voluntarily resigns his employment after such Change in Control because as a condition to continued employment with Rexene or any successor to either Rexene or any or part of its business or assets (a "Successor"), a Participant is required to (i) relocate outside the continental United States, (ii) relocate within the continental United Sates without relocation assistance at least equal that provided under the Rexene relocation policy then in effect or (iii) accept a reduction in his base salary.

      (j)  EFFECTIVE DATE:  October 1, 1994.

      (k) EMPLOYEE: Any person who, on or after the Effective Date, is receiving remuneration for regular personal services rendered as a common-law employee to the Employer, or would be receiving such remuneration except for a duly authorized absence.

      (l)  EMPLOYER:  Rexene Corporation and its successor or successors.

      (m) NORMAL RETIREMENT DATE: The first day of the month coinciding with or next following an Employee's sixtieth (60th) birthday except that the Normal Retirement Date for Lavon Anderson shall be September 1, 1997 and for Bernard M. McNamee shall be October 1, 2000.

      (n) PARTICIPANT: An Employee who meets the eligibility requirements for participation in the Plan as described in Article II hereof and any former Employee who continues to be entitled to a vested Pension hereunder.

      (o) PENSION: A series of monthly amounts which are payable to a person who is entitled to receive benefits under the Plan.

      (p) PLAN: This Rexene Corporation Supplemental Executive Retirement Plan, as amended from time to time.

      (q) PLAN YEAR: The twelve (12) month period beginning on January 1 and ending on December 31.

      1.3 CONSTRUCTION: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, and vice versa, unless the context clearly indicates to the contrary.

                                 ARTICLE II

                         PARTICIPATION REQUIREMENTS

      2.1 WHEN PARTICIPATION BEGINS: An Employee shall become a Participant in this Plan on the first date on or after the Effective Date on which he either:

      (a) is or becomes a member of the Employer's Executive Management Committee; or

      (b) has otherwise been designated by the Committee as a member of a select group of management or highly compensated employees and as eligible for participation hereunder.

                                 ARTICLE III

                               SERVICE CREDIT

      3.1  VESTING SERVICE:  An Employee shall be credited with Vesting
Service for purposes of Section 5.1 of this Plan for his total period of employment with the Employer while the Employee is eligible to participate in this Plan; provided, however, that upon reaching his Normal Retirement Date, Lavon Anderson shall be given two years and two months of additional Vesting Service for purposes of Section 5.1 of this Plan. For this purpose, an Employee's period of employment begins with the performance of the first hour of duty by such Employee during such employment for which the Employee receives or is entitled to receive payment from the Employer and ends with the performance of the last such hour of duty during such employment. A Participant who terminates employment with the Employer after the Effective Date or otherwise becomes ineligible to continue participating in the Plan shall cease accumulating Vesting Service at such time. If such Participant subsequently resumes employment as an Employee of the Employer eligible to participate in this Plan, he shall retain all Vesting Service earned prior to his previous termination of employment.

      3.2 CREDITED SERVICE: An Employee who becomes a Participant under this Plan shall accrue Credited Service for purposes of Section 5.2 of this Plan for his total period of employment with the Employer while the Employee is eligible to participate in this Plan; provided, however, that with respect to an Employee who becomes a Participant in this Plan on the Effective Date, Credited Service shall also include such Employee's total period of employment with the Employer prior to the Effective Date but not prior to January 1, 1988; and provided, further, that upon reaching his Normal Retirement Date, Lavon Anderson shall be given five years and four months of additional Credited Service for purposes of Section 5.2 of this Plan. For this purpose, an Employee's period of employment begins with the performance of the first hour of duty by such Employee during such employment for which the Employee receives or is entitled to receive payment from the Employer and ends with the performance of the last such hour of duty during such employment. A Participant who terminates employment with the Employer after the Effective Date or otherwise becomes ineligible to continue participating in the Plan shall cease accruing Credited Service. If such Participant subsequently resumes employment as an Employee of the Employer eligible to participate in the Plan, he shall retain all Credited Service earned prior to his previous termination of employment.

      3.3 COMMITTEE AUTHORITY TO GRANT PRIOR SERVICE CREDIT: The Committee in its sole and absolute discretion may grant to an Employee such additional prior service credit for purposes of Sections 3.1 and/or 3.2 of this Plan as it may deem appropriate.

      3.4 TOTAL AND PERMANENT DISABILITY: In the event of an Employee's termination of employment with the Employer on account of his total and permanent disability, such Employee shall continue to accrue Vesting Service and Credited Service for purposes of Sections 3.1 and 3.2 of this Plan during his period of total and permanent disability and ending with his Normal Retirement Date. For this purpose, "total and permanent disability" means the total and permanent incapacity of the Employee to perform the usual duties of his or her employment with the Employer as determined by the Committee based on medical evidence satisfactory to the Committee.

                                 ARTICLE IV

                             SOURCES OF FUNDS FOR
                             PAYMENT OF BENEFITS

      4.1 AMOUNTS PROVIDED BY THE EMPLOYER: Benefits under the Plan shall constitute general obligations of the Employer in accordance with the terms of the Plan. All benefits shall be paid from the general assets of the Employer and no amounts in respect of such benefits shall be set aside or held in trust, and no recipient of any benefit hereunder shall have any right to have the benefit paid out of any particular assets of the Employer, except to the extent the Employer establishes a grantor trust which conforms to the terms of the model trust described in Revenue Procedure 92-64.

      No provision of this Plan shall be deemed or construed to grant to any Participant or beneficiary of a Participant any property right or beneficial ownership interest of any kind in the assets of the Employer. To the extent that any Participant or surviving spouse of a Participant acquires a right to receive payments from the Employer pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. It is the intention of the Employer that all benefits hereunder be unfunded for tax purposes and for purposes of Title I of ERISA.

      4.2 CHANGE IN CONTROL: Upon a Change in Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change in Control, make an irrevocable contribution to the grantor trust referenced above, if such trust exists, in an amount that is sufficient to pay each Participant or beneficiary the benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.

                                  ARTICLE V

                           REQUIREMENTS FOR PENSION
                        BENEFITS AND AMOUNTS THEREOF

      5.1 REQUIREMENTS FOR PENSION: A Participant hereunder shall be eligible for a Pension under this Plan if his employment with the Employer (and its affiliates) is terminated after he becomes vested in a Pension benefit. A Participant will become vested in a Pension benefit in percentages determined according to the Participant's years of Vesting Service as follows:

       YEARS OF VESTING SERVICE                   VESTED PERCENTAGE

              Less than 1                                0%
           1 but less than 2                            20%
           2 but less than 3                            40%
           3 but less than 4                            60%
           4 but less than 5                            80%
           5 or more                                   100%

      Payment of a vested Pension shall commence as of the first day of the month coincident with or next following the later of the Employee's termination of employment or his Normal Retirement Date in the amount provided in
Section 5.2 and the form described in Article VI; provided, however, that a Participant who is no longer an active employee of the Employer (or its affiliate), because of early retirement or otherwise, may elect to receive payment of his vested Pension at any time after attaining age 55.

      5.2 AMOUNT OF PENSION: A Participant who becomes entitled to a Pension under Section 5.1 above is entitled to a monthly retirement income equal to (a) multiplied by (b) minus (c) and minus (d) where:

      (a) equals sixty-five percent (65%) of the Participant's Average Monthly Compensation multiplied by a fraction (not to exceed 1/1) the numerator of which is the

Participant's Credited Service determined under Section 3.2 and the denominator of which is 15.

      (b) equals the Participant's vested percentage determined as of the date of termination of participation under Section 5.1 above;

      (c) equals the monthly benefit payable to the Participant under the Rexene Products Company Retirement Plan as of the same date that benefits commence under this Plan; and

      (d) equals the monthly benefit payable to the Participant under the Employees Retirement Income Plan of the El Paso Products Company and Affiliated Companies as of the same date that benefits commence under this Plan.

The amount determined under (a) above shall be reduced at the rate of three percent (3%) per year for each full year by which commencement of benefits under the Plan precedes age 60 of the Participant.

      The preceding provisions of this Section 5.2 to the contrary notwithstanding, the annual Pension benefit payable hereunder with respect to a Participant who waived his right to retirement and related post-retirement death benefits under the Rexene Corporation Executive Security Plan in order to participate herein shall not be less than the retirement and related post-retirement death benefits that would have been payable with respect to such Participant under the Rexene Corporation Executive Security Plan during such year had such Participant remained eligible thereunder.

      5.3 CHANGE IN CONTROL: Notwithstanding any other provisions of the Plan,

      (a) all Participants who are Employees as of the date of a Change in Control shall become 100% vested for purposes of Section 5.1 hereof upon such Change in Control; and

      (b) if following a Change in Control, the Participant has a Constructive Termination from the Employer prior to the Participant attaining his Normal Retirement Date, the Participant's Credited Service shall be calculated as if he had remained an Employee eligible to participate in the Plan until his Normal Retirement Date.

      5.4 MINIMUM BENEFIT FOR EXECUTIVE SECURITY PLAN PARTICIPANTS: An Employee who is a participant in the Executive Security Plan of Rexene Corporation shall not be entitled to become a Participant in this Plan unless and until such Employee signs a written waiver acceptable to the Committee waiving all his and his beneficiaries' rights to retirement and related post-retirement death benefits under the Rexene Corporation Executive Security Plan; provided, however, that such waiver shall not cause the Employee to forfeit his right to continue the $300,000 pre-retirement life insurance benefit provided pursuant to the Rexene Corporation Executive Security Plan prior to the Employee's termination of employment with the Employer or, if such termination of employment is on account of the Employee's total and permanent disability as provided in Section 3.4 hereof, prior to such Employee's commencement of benefits under this Plan.

      5.5 SUSPENSION OF PAYMENTS DURING EMPLOYMENT: No Pension payments shall be made hereunder with respect to a Participant during such Participant's continued employment with the Employer (and its affiliates). In the event a Participant who is receiving a Pension hereunder is reemployed by the Employer (or an affiliate), such Participant's Pension payments hereunder shall cease during such period of reemployment, and upon such Participant's subsequent retirement or other termination of employment, the benefit payable with respect to such Participant shall be calculated in accordance with the applicable provisions of this Plan.

                                 ARTICLE VI

                              FORMS OF PAYMENT

      6.1 JOINT AND FIFTY PERCENT (50%) SURVIVOR PENSION: A Participant shall be entitled to receive a Pension in the amount determined under Article V during his lifetime. Upon the death of a Participant who was receiving a Pension under this Plan immediately preceding his death, his surviving spouse, if any, shall receive thereafter for life a monthly Pension equal to fifty percent (50%) of the monthly amount previously being paid to the Participant. The last payment shall be made as of the first day of the month in which occurs the death of the last surviving of the Participant and his spouse.

                                 ARTICLE VII

                            OTHER DEATH BENEFITS

      7.1 SPOUSE'S PENSION: A Participant who dies while in the employ of the Employer shall become 100% vested in his Accrued Pension under the Plan. A death benefit in the form of a monthly Pension shall be payable to the surviving spouse, if any, of an Employee who is a Participant hereunder at the time of his death or of a former Employee who is a Participant hereunder at the time of his death and who was partially or completely vested in his Accrued Pension as of the date of his termination of employment with the Employer but had not yet commenced receiving his Pension hereunder at the time of his death.

      The monthly amount and manner of payment of the Pension for the surviving spouse of a Participant who was an Employee at his date of death shall be determined under Article V of this Plan as though the Employee had terminated employment on the date of his death, had survived to age 55, if not yet such age, had commenced receiving a Pension on the day preceding his death and had died the following day. Payments shall commence to the surviving spouse on the first day of the month coincident with or next following the later of the date the Employee would have attained age 55 or the date of the Employee's death.

      The monthly amount and manner of payment of the Pension for the surviving spouse of a Participant who was a vested former Employee at his date of death shall be determined under Article V of this Plan as though the former Employee had survived to age 55, if not yet such age, had commenced receiving a Pension on the day preceding his death and had died the following day. Payments shall commence to the surviving spouse on the first day of the month coincident with or next following the later of the date the former Employee would have attained age 55 or the date of the former Employee's death.

                                ARTICLE VIII

                               ADMINISTRATION

      8.1 APPOINTMENT OF COMMITTEE: The Plan shall be administered by a Committee which, unless otherwise determined by the Board of Directors, shall be the Management Development and Compensation Committee of the Board of Directors. The membership of the Committee may be reduced, changed or increased from time to time in the absolute discretion of the Board of Directors.

      8.2 COMMITTEE POWERS AND DUTIES: The Committee shall have such powers as may be necessary to discharge its duties hereunder, including complete discretion to interpret the Plan and determine eligibility for any payments hereunder and to give directions to the trustee under any grantor trust referred to in Section 4.1 hereof.

      8.3  CLAIMS PROCEDURE:  If any person (hereinafter called the
"Claimant") feels that he or she is being denied a benefit to which he or she is entitled under this Plan, such Claimant may file a written claim for said benefit with the Committee. Within sixty days following the receipt of such claim the Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of this Plan, and advise the Claimant that he or she may, within sixty days following the receipt of such notice, in writing request to appear before the Committee or its designated representative for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at any such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within sixty days following the hearing thereon, and Committee shall in writing notify the Claimant of said final decision, again specifying the reasons therefor and the pertinent provisions of this Plan upon which said final decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS

      9.1 AMENDMENT AND TERMINATION: The Board of Directors shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, and at any time to terminate this Plan. Any amendment to or termination of this Plan shall be made by or pursuant to a resolution duly adopted by the Board of Directors and shall be evidenced by such resolution or by a written instrument executed by such a person as the Board of Directors shall authorize for such purpose. Any provision of this Plan to the contrary notwithstanding, no amendment to or termination of this Plan shall reduce or eliminate the Employer's obligation for the payment of benefits accrued under this Plan as of the date of such amendment or termination, without the consent of the affected Participant. Upon termination of this Plan, the Board of Directors, in its sole discretion, may provide for the settlement of benefit obligations with respect to each Participant to be made by the immediate payment of lump sum distributions to each Participant (or surviving spouse with respect to a deceased Participant) in an amount to be determined by the Committee based on reasonable actuarial assumptions, or may provide for the continuing payment of benefits with respect to Participants in accordance with the provisions of the Plan.

      9.2 NONGUARANTEE OF EMPLOYMENT: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

      9.3 NONALIENATION OF BENEFITS: To the extent permitted by law, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any unauthorized attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. No part of the assets of the Employer shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant (or beneficiary), or any person claiming under or through the foregoing, to attach his interest under the Plan.

      9.4 LIABILITY: No member of the Board of Directors, or of the Committee shall be liable for any act or action, whether of omission or commission, taken by any other member, or by any officer, agent, or employee of the Employer or of any such body, nor, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

      9.5 WITHHOLDING TAX: There shall be deducted from all amounts paid under this Plan any taxes required to be withheld by any Federal, state, local or other government. The Participant and/or his surviving spouse shall bear all taxes on amounts paid under this Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

      9.6 APPLICABLE LAW: This Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except where superseded by federal law.


      IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising the Rexene Corporation Supplemental Executive

Retirement Plan, the Employer has executed this document in its name and behalf by its proper officers thereunder authorized this _______ day of _______, 1994.



ATTEST:                                            REXENE CORPORATION


                                        By
- ------------------------------            ----------------------------------
        Secretary                        Name:
                                         Title: